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                                                                Exhibit 23.6



                         CONSENT OF FURASH & COMPANY



        We Consent to the reference to our firm name under the caption "Background of the Merger-FWNC" in the Registration Statement (Form S-4) and related Prospectus and Proxy Statement of National City Corporation and Fort Wayne National Corporation for the proposed merger of National City Corporation and Fort Wayne National Corporation.


                                                /s/ Edward E. Furash

                                                Furash & Company

February 23, 1998